                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      Bankers Trust New York Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          --Enter Company Name Here--
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

[LOGO] BANKERS TRUST NEW YORK CORPORATION

CHARLES S. SANFORD, JR., CHAIRMAN OF THE BOARD

                                                                 March 20, 1996

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders to be held at 3:00 P.M. on Tuesday, April 16, 1996, at One Bankers Trust Plaza (130 Liberty Street), New York, New York.

  We are asking you to vote for the election of directors and for the ratification and appointment of the independent auditor, as described in the attached Notice of Meeting and Proxy Statement.

  These matters, together with three stockholder proposals that may be brought before the meeting, are more fully described in the accompanying Proxy Statement. For the reasons set forth in the Proxy Statement, your Board of Directors and Management recommend a vote FOR items 1 and 2 and AGAINST items 3, 4 and 5, as set forth in the enclosed proxy card.

  It is important that your shares be represented at the meeting, whether or not you are able to personally attend. Accordingly, I urge you to sign and date the enclosed proxy card and return it in the enclosed envelope as promptly as possible.

  Thank you for your interest in the Corporation's affairs.

                                          Sincerely,



                                          /s/ Charles S. Sanford, Jr.

[LOGO] BANKERS TRUST NEW YORK CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
APRIL 16, 1996

  The Annual Meeting of Stockholders of Bankers Trust New York Corporation (a New York corporation) will be held at One Bankers Trust Plaza (130 Liberty Street), New York, New York, on Tuesday, April 16, 1996, at 3:00 P.M., for the following purposes:

1. to elect directors;

2. to ratify the appointment of Ernst & Young as the independent auditor for 1996; and

3. to consider and act upon three stockholder proposals, if introduced at the meeting, as described in the attached Proxy Statement;

and to transact such other business as may properly come before the meeting or adjournments thereof.

  The Board of Directors has fixed the close of business on February 29, 1996, as the time as of which stockholders of record of Bankers Trust New York Corporation who are entitled to notice of and to vote at such meeting shall be determined.

                                          By Order of the Board of Directors

                                                  /s/ James T. Byrne, Jr.
                                                 JAMES T. BYRNE, JR.
                                                 Secretary
280 Park Avenue
New York, New York 10017
March 20, 1996

                               ----------------

                            YOUR VOTE IS IMPORTANT

    WE ENCOURAGE YOU TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.

PROXY STATEMENT

  This statement is submitted in connection with the solicitation of proxies by and on behalf of the Board of Directors and Management of Bankers Trust New York Corporation (the "Corporation"), 280 Park Avenue, New York, New York 10017, for the Annual Meeting of Stockholders on April 16, 1996, or adjournments thereof (the "Annual Meeting"). There were outstanding at the close of business on the record date, February 29, 1996, 79,149,821 shares of the common stock of the Corporation (the "Common Stock") entitled to vote at this meeting, each share being entitled to one vote. Only stockholders whose names appear of record on the books of the Corporation at that time will be entitled to vote at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote constitutes a quorum for the Annual Meeting. This Proxy Statement and the enclosed proxy card were mailed commencing on or about March 20, 1996.

  If a stockholder is a participant in the Corporation's Dividend Reinvestment and Common Stock Purchase Plan, the proxy card sent to such participant will represent both the number of shares registered in the participant's name and the number of shares (excluding fractional shares) credited to the participant's Dividend Reinvestment Plan account as of the record date, and all such shares will be voted in accordance with the instructions on the proxy card.

  Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. Proxies returned by brokers as "non-votes" on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Annual Meeting will be treated as present only for purposes of determining a quorum for the Annual Meeting; such shares will not be counted for any purpose as to the matters for which a non-vote is indicated on the broker's proxy.

PART 1. ELECTION OF DIRECTORS

  The directors of the Corporation are elected annually to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and duly qualified. Directors are elected by a plurality of the votes cast. It is intended that the shares represented by the enclosed proxy will be voted for each of the nominees listed herein unless authority to vote for the election of directors is withheld. In the event that any of such nominees unexpectedly shall be unable to serve as a director, it is intended that the enclosed proxy will be voted for such person or persons as shall be nominated by the Board's Committee on Directors.

  Donald F. McCullough, who has served as a director of the Corporation and Bankers Trust Company since 1971, has reached the mandatory retirement age of 70 and is therefore ineligible for reelection.

  Charles S. Sanford, Jr. has announced his intention to retire as Chairman and a director of the Corporation and Bankers Trust Company, effective April 16, 1996, following the Annual Meeting and, under a provision of the By-Laws of both organizations enacted in 1993, is ineligible for reelection as a director.

  Eugene B. Shanks, Jr. resigned his positions as President and a director of the Corporation and Bankers Trust Company in October 1995, and will not stand for election at the Annual Meeting.

  Following are the nominees, all of whom are currently directors of the Corporation and were elected to their present terms of office at the 1995 Annual Meeting of Stockholders, except for Frank N. Newman, who was elected as Senior Vice Chairman and a director of the Corporation and Bankers Trust Company in September 1995, as President in October 1995, and as Chief Executive Officer of both organizations commencing January 1, 1996. Information concerning each of the nominees, showing the year when first elected as a director, the age, principal occupation and principal affiliations, is as follows:

 Nominees
 and Year
   Each
  Became
a Director  Principal Occupation and Other Information
----------  ------------------------------------------
              DIRECTOR OF VARIOUS CORPORATIONS. Director of Bankers Trust Com-pany. Retired Senior Vice President and Director, International Business Machines Corporation. Also a director of Computer Task
[PHOTO] Group, FlightSafety International, Inc., Phillips Gas Company, Phillips Petroleum Company, Caliber Systems, Inc. (formerly Roadway Services, Inc.), Rohm and Haas Company and TIG Holdings, chairman emeritus of Amherst College, and chairman of the Colo-nial Williamsburg Foundation. Age 67.

 George B.
  Beitzel
   1977

              DIRECTOR, INSTITUTE FOR ADVANCED STUDY. Director of Bankers Trust Company. Chairman, Committee on Science, Engineering and Public Policy of the National Academies of Sciences and Engi-neering & the Institute of Medicine; member, National Academy of Sciences, American Academy of Arts and Sciences, American Philo-
[PHOTO] sophical Society, member and chairman of the Nominations Commit-tee and Committee on Science and Engineering Indicators, Na-tional Science Board, and trustee of North Carolina School of Science and Mathematics and the Woodward Academy. Former member of the board of directors, Research Triangle Institute. Age 57.

Phillip A.
 Griffiths
   1994

              CHAIRMAN OF THE BOARD, J.C. PENNEY COMPANY, INC. Director of Bankers Trust Company. Also a director of Exxon Corporation,
[PHOTO] Halliburton Company, Warner-Lambert Company, National Urban League, Inc. and the National Retail Federation. Age 60.

William R.
  Howell
   1986

              CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER, HUNTSMAN CHEMICAL CORPORATION. Director of Bankers Trust Company. Chair-man of the board and chief executive officer, Huntsman Corpora-tion, Huntsman Petrochemical Corporation, chairman of the board, Huntsman Packaging Corporation, chairman of Primary Children's Medical Center Foundation, an overseer, The Wharton School, Uni-
[PHOTO] versity of Pennsylvania, an advisor, University of Utah, Eccles Business School, founder of Huntsman Cancer Institute, Univer-sity of Utah, chairman and director of the Huntsman Cancer Foun-dation, and a trustee and president of the Jon and Karen Hunts-man Foundation. Age 58.

  Jon M.
 Huntsman
   1991

 Nominees
 and Year
   Each
  Became
a Director  Principal Occupation and Other Information
----------  ------------------------------------------
              SENIOR PARTNER, AKIN, GUMP, STRAUSS, HAUER & FELD, LLP, ATTOR-NEYS-AT-LAW, WASHINGTON D.C. AND DALLAS, TEXAS. Director of Bankers Trust Company. Former president of the National Urban League, Inc. Also a director of American Express Company, Cor-ning Incorporated, Dow-Jones, Inc., J.C. Penney Company, Inc.,
[PHOTO] Revlon Group Incorporated, Ryder System, Inc., Sara Lee Corpora-tion, Union Carbide Corporation and Xerox Corporation, a trustee of Brookings Institution, The Ford Foundation and Howard Univer-sity, and governor of the Joint Center for Political and Eco-nomic Studies. Age 60.

 Vernon E.
  Jordan,
 Jr. 1972

              RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER, PHILIP MORRIS COM-PANIES INC. Director of Bankers Trust Company. Also a director
[PHOTO]       of The News Corporation Limited and Sola International Inc. Age
              69.

  Hamish
  Maxwell
   1984

              PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE CORPORATION AND BANKERS TRUST COMPANY. Director of Bankers Trust Company. Former
[PHOTO] Deputy Secretary of the United States Treasury and former vice chairman of the board and director of BankAmerica Corporation and Bank of America. Also a director of Carnegie Hall. Age 53.

 Frank N.
  Newman
   1995

              INVESTOR. Director of Bankers Trust Company. Former co-chief ex-
[PHOTO] ecutive officer of Time Warner Inc. Also a director of Boston Scientific Corporation and Xerox Corporation. Age 56.

   N.J.
 Nicholas
 Jr. 1989

              CHAIRMAN AND CHIEF EXECUTIVE OFFICER, THE PALMER GROUP. Director of Bankers Trust Company. Former Dean of The Wharton School, University of Pennsylvania and former chief executive officer of Touche Ross & Co. (now Deloitte & Touche). Also a director of
[PHOTO] Allied- Signal Inc., Federal Home Loan Mortgage Corporation, GTE Corporation, Imasco Limited, The May Department Stores Company and Safeguard Scientifics, Inc., and member, advisory board of the Controller General of the United States, and a trustee, the University of Pennsylvania. Age 61.

Russell E.
  Palmer
   1988

 Nominees
 and Year
   Each
  Became
a Director  Principal Occupation and Other Information
----------  ------------------------------------------
              FORMER VICE PRESIDENT, THE EDNA MCCONNELL CLARK FOUNDATION (A CHARITABLE FOUNDATION). Director of Bankers Trust Company. Also
[PHOTO] a director of Melville Corporation, a director and vice chair of Community Foundation for Palm Beach and Martin Counties, and a trustee emerita of Cornell University. Age 67.

  Patricia
   Carry
  Stewart
    1977

              VICE CHAIRMAN OF THE CORPORATION AND BANKERS TRUST COMPANY. Di-rector of Bankers Trust Company. Also a director of Northwest
[PHOTO] Airlines, Private Export Funding Corp., the New York State Bank-ing Board and St. Lukes-Roosevelt Hospital Center, a partner of New York City Partnership and Chairman, Wharton Financial Serv-ices Center. Age 60.

 George J.
 Vojta1992

                       SECURITY OWNERSHIP OF MANAGEMENT

                   Name of Beneficial           Amount and Nature
Title of Class            Owner           of Beneficial Ownership/1/,/2/ Percent of Class/3/
--------------  ------------------------- ------------------------------ -------------------
Common          Beitzel, George B.
 Stock..                                      5,552 (D)
                                              6,000 (I) (As Trustee)
                                              3,212 (DRIP)
Common          Griffiths, Phillip A.
 Stock..                                       600 (D)
Common          Howell, William R.
 Stock..                                      1,475 (D)
Common          Huntsman, Jon R.
 Stock..                                     16,600 (D)
Common          Jordan, Vernon E. Jr.
 Stock..                                      4,126 (D)
                                              2,127 (DRIP)
Common          Manganello, Joseph A. Jr.
 Stock..                                    190,438 (D)/4/,/5/
                                              1,286 (I) (EBP)
                                               721 (I) (ESOP)
Common          Maxwell, Hamish
 Stock..                                      2,900 (D)
                                              1,747 (DRIP)
Common          McCullough, Donald F.
 Stock..                                      5,550 (D)
                                               624 (DRIP)
Common          Newman, Frank N.
 Stock..                                     10,000 (D)/5/
Common          Nicholas, N.J. Jr.
 Stock..                                      2,300 (D)
Common          Palmer, Russell E.
 Stock..                                      2,800 (D)
Common          Sanford, Charles S. Jr.
 Stock..                                    578,606 (D)/4/,/5/
                                               757 (I) (ESOP)
Common          Shanks, Eugene B. Jr.
 Stock..                                    356,886 (D)/4/,/5/
                                              3,828 (I) (EBP)
                                               246 (I) (ESOP)
Common          Stewart, Patricia C.
 Stock..                                      5,100 (D)
Common          Vojta, George J.
 Stock..                                    386,964 (D)/4/,/5/
                                                 41 (I) (ESOP)
Common          Yates, Timothy T.
 Stock..                                     141,874 (D)/4/,/5/
                                                582 (I) (ESOP)
Common          Yellin, Melvin A.
 Stock..                                     115,655 (D)/4/,/5/
                                                635 (I) (ESOP)
Common          Directors and Executive    1,969,098 (D)/6/                      2.5%
 Stock..
                Officers as a group           6,000 (I) (As Trustee)
                                             10,050 (D) (DRIP)
                                             16,128 (I) (EBP)
                                               3,293 (I) (ESOP)

--------
/1/Ownership as of January 31, 1996. Shares of common stock have been rounded to the nearest full share.
/2/As denoted next to share amounts: (D) represents shares directly held; (I) represents shares indirectly held; (DRIP) represents shares held in the Corporation's Dividend Reinvestment and Common Stock Purchase Plan; (ESOP) represents shares held in the Corporation's Employee Stock Ownership Plan; and
(EBP) represents shares held in the Corporation's Qualified Employee Benefit Plans.
/3/Based on January 31, 1996, outstanding securities of 79,241,268 and exercisable options of 6,217,385, the number of shares of the Corporation's Common Stock owned by any member of Management constitutes less than 1% of the total outstandings of the class.
/4/Includes options now exercisable and those that become exercisable within 60 days for each of the named Executive Officers, as follows: Manganello-- 118,000; Newman--0; Sanford--250,000; Shanks--277,554; Vojta--217,939; Yates--
70,000; and Yellin--76,192.
/5/Includes vested (non-forfeitable) shares which are mandatorily deferred for 5 years (commencing with the end of the performance year) under the Partnership Equity Plan, a component of the 1991 and 1994 Stock Option and Stock Award Plans, for each of the named Executive Officers, as follows:
Manganello--35,920; Newman--10,000; Sanford--95,420; Shanks--79,332; Vojta--
57,679; Yates--43,324; and Yellin--27,017.
/6/Includes 1,087,685 options that will be exercisable within 60 days and 370,347 vested shares under the Partnership Equity Plan.

  Section 16(a) of the Securities and Exchange Act of 1934 requires the Corporation's executive officers, directors and holders of more than 10% of the Corporation's Common Stock to file initial reports of ownership and reports of changes in ownership of the Common Stock of the Corporation with the Securities and Exchange Commission ("SEC"). Executive officers, directors and holders of more than 10% of the Corporation's Common Stock are required by SEC regulations to furnish the Corporation with copies of all such forms.

  Based on a review of the copies of such forms furnished to the Corporation and written representations from the Corporation's executive officers and directors, the Corporation believes that in 1995 all Section 16(a) requirements applicable to its executive officers and directors were met, except for an inadvertent late filing of a Form 4 by Mr. Howell, which disclosed one late transaction, and an inadvertent late filing of a Form 5 by Mr. Shanks, which disclosed one late transaction. There were no holders of 10% or more of the Corporation's Common Stock during 1995.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     (1)                     (2)                        (3)              (4)
  Title of           Name and Address of        Amount and Nature of Percent of
    Class             Beneficial Owner          Beneficial Ownership   Class
  --------           -------------------        -------------------- ----------
Common Stock  The Capital Group Companies, Inc.      4,626,750(a)       5.9%
              333 South Hope Street
              Los Angeles, CA 90071

--------
(a) In a Schedule 13G filed under the Securities Exchange Act of 1934, The Capital Group of Companies, Inc. disclosed that, as of December 29, 1995, it had sole investment power with respect to all of said shares and sole voting power with respect to 643,250 of said shares; that the shares were acquired in the ordinary course of business, were not acquired for the purpose of, and do not have the effect of, changing or influencing the control of the Corporation; and that the shares were not acquired in connection with or as a participant in any transaction having such purpose or effect.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS AND THEIR ASSOCIATES IN TRANSACTIONS WITH THE CORPORATION

  Some of the Corporation's directors and executive officers and their associates, including affiliates and related interests, are customers of the Corporation and/or subsidiaries of the Corporation and some of the Corporation's directors and executive officers and their associates, including affiliates and related interests, are directors or officers of, or investors in, corporations or members of partnerships or have an interest in other entities which are customers of the Corporation and/or such subsidiaries. As such customers, they have had transactions in the ordinary course of business with the Corporation and/or such subsidiaries, including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility.

EXTENSION OF DIRECTORS AND OFFICERS LIABILITY INSURANCE POLICY

  The Directors and Officers Liability Insurance Policy, which the Corporation has maintained since June 1, 1972, was extended as of June 1, 1995. This policy will reimburse the Corporation and/or any of its subsidiaries for certain payments they may be required to make in indemnifying their directors and officers, and covers directors and officers against certain liabilities and expenses for which they may not or cannot be indemnified by the Corporation. The policy also includes coverage for a director or an officer who serves as a director of a non-subsidiary corporation at the request of the Corporation. The policy is written by National Union Fire Insurance Company of Pittsburgh and other independent insurance companies at an annual premium of $2,812,113. No sums were paid by the insurers under this policy in 1995.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Corporation and Bankers Trust Company (the "Bank"), its principal subsidiary, each maintains the Board Committees described below. Included with the descriptions are the number of times each Committee met during 1995 and a list of the current members of each such Committee:

  EXECUTIVE COMMITTEE (ALSO FUNCTIONS AS THE DIVIDEND COMMITTEE)--2
MEETINGS. The Executive Committee has the authority to act for the Board of Directors, except when the Board is in session and subject to certain statutory limitations on its authority. The Committee also considers and acts on matters which do not require full Board consideration and approval and, upon the request of Management, it considers some matters on a preliminary basis before their submission for full Board consideration or approval. This Committee also serves as the Dividend Committee, in which capacity its sole function is to declare and set aside contractually required dividends (such as those declared from time to time on preferred stock issues) which may become due during the periods between scheduled Board meetings. Current Members:
Charles S. Sanford, Jr., Chairman; George B. Beitzel; William R. Howell; Vernon E. Jordan, Jr.; Hamish Maxwell; Frank N. Newman; and Russell E. Palmer.

  HUMAN RESOURCES COMMITTEE--7 MEETINGS. The Human Resources Committee is comprised entirely of independent outside directors. The function of the Committee is to review and evaluate, in comparison with the Corporation's competitors, the Corporation's performance and the executives' actual compensation and benefits and their share ownership. The Committee is updated periodically with information provided to the Corporation by independent compensation and benefit consultants and is responsible for approving and monitoring those policies which support corporate strategic objectives and govern both annual cash compensation and long term stock ownership programs. Key aspects of this process require the Committee to compare the Corporation's pay practices to its missions and long term goals and assess ways in which compensation incentives support the creation of value for the Corporation's stockholders. Current Members: William R. Howell, Chairman; Jon M. Huntsman; Vernon E. Jordan, Jr. (until April 16, 1996--See page 13); Hamish Maxwell; and Patricia C. Stewart.

  AUDIT COMMITTEE--8 MEETINGS. The Audit Committee, comprised entirely of independent outside directors, is appointed annually by the Board of Directors to oversee the accounting, reporting and audit practices established by Management. The Committee meets regularly with Management and the internal, credit and independent auditors (the "Auditors"). The Auditors have free access to the Audit Committee without the presence of Management. The Committee reports regularly to the Board of Directors on its activities and such other matters as it deems necessary. Current Members: George B. Beitzel, Chairman; Phillip A. Griffiths; N.J. Nicholas Jr.; and Russell E. Palmer.

  COMMITTEE ON CONTROLS (SUB-COMMITTEE OF AUDIT)--3 MEETINGS. The Committee on Controls, comprised entirely of independent outside directors, is appointed annually by the Board of Directors as a sub-committee of the Audit Committee. The Committee on Controls is responsible for monitoring the effectiveness and quality of the Corporation's standards and control systems, and has unrestricted access to corporate records, facilities and personnel in the conduct of its business. The Committee reports to the Board of Directors through the Audit Committee. Current Members: Russell E. Palmer, Chairman; Hamish Maxwell; and Patricia C. Stewart.

  COMPLIANCE COMMITTEE (COMMITTEE OF THE CORPORATION ONLY)--13 MEETINGS. The Compliance Committee is comprised entirely of independent outside directors. Established in December 1994, the Committee is charged with the responsibility to monitor compliance with the provisions of a Written Agreement, dated December 4, 1994, and a Memorandum of Understanding, dated December 21, 1994, which the Corporation, the Bank and BT Securities Corporation entered into with the Federal Reserve Bank of New York and the New York State Banking Department, respectively, concerning the leveraged derivatives transactions business within the Corporation and certain of its subsidiaries. Under the provisions of the above agreements and for as long as said agreements are in effect, Management must prepare and submit to the Committee quarterly written reports on the leveraged derivatives transactions business, which reports the Committee then provides to the Board of Directors and the Corporation's regulatory agencies. Current Members: George B. Beitzel, Chairman; Phillip A. Griffiths; N.J. Nicholas Jr.; and Russell E. Palmer.

  COMMITTEE ON DIRECTORS--3 MEETINGS. The Committee on Directors is comprised entirely of independent outside directors. The Committee is responsible for nominating directors and reviewing the effectiveness and procedures of the Board, the Board Committees and corporate governance. The Committee also has the responsibility to make recommendations regarding these issues to the Board. The Committee will consider a nominee recommended by a stockholder by a written notification to it, not later than 90 days in advance of the Annual Meeting of Stockholders in care of the Secretary of the Corporation, of the name of such person with appropriate biographical data and that person's written consent to submission of his or her name to the Committee for its consideration. Current Members: Hamish Maxwell, Chairman; George B. Beitzel; Jon M. Huntsman; and N.J. Nicholas Jr.

  COMMITTEE ON PUBLIC RESPONSIBILITY AND CONCERN--5 MEETINGS. The function of the Committee on Public Responsibility and Concern is to review policy and audit the performance of the Corporation in the discharge of its social responsibilities, which include, but are not limited to, the Corporation's Equal Opportunity and Vendor Outreach programs, community reinvestment activities, contributions program and its political action committee. Current
Members: Vernon E. Jordan, Jr., Chairman; N.J. Nicholas Jr.; and Patricia C. Stewart.

  In addition to the Committee meetings shown above, there were 11 regularly scheduled and 5 special meetings of the Board of Directors during 1995. Director attendance at Board meetings averaged 95% during the year and aggregate attendance at Committee meetings averaged 94%. Aggregate Board and Committee meeting attendance for each of the directors was in excess of 80%.

COMPENSATION OF NON-OFFICER DIRECTORS

  Each director who is not also an officer receives an annual retainer, which in 1995 amounted to $50,050, comprised of cash and a valuation of 400 shares of Common Stock received in that year. For each Board meeting and Executive Committee meeting he or she attends, non-officer directors receive a fee of $1,000. Each such director who is a member of the Compliance Committee, the Human Resources Committee, the Committee on Public Responsibility and Concern or the Committee on Directors receives a fee of $1,000 for each Committee meeting he or she attends and the Chairman of each of those committees receives an additional annual fee of $3,000. The Chairman of the Audit Committee receives an annual fee of $15,000 and its other members receive an annual fee of $7,500. The Chairman of the Committee on Controls receives an annual fee of $10,000 and its other members receive an annual fee of $5,000. Members of the Audit Committee and the Committee on Controls do not receive meeting fees. Directors may elect to defer receipt of all or a portion of their directors' fees in cash or in Common Stock equivalents until they leave the Board, at which time a cash only payment would be made in a lump sum or in annual installments over a period not to exceed 10 years. Until paid, deferred fees earn additional compensation at the same rate as the yield on one-year Treasury bills, adjusted on a quarterly basis or, if deferred for Common Stock equivalents, dividend equivalents are credited on the share equivalents and are treated as investments in additional share equivalents or fractional share equivalents. Upon retirement, a director who has served at least 10 years as a non-officer director receives an annual payment of $20,000 for life. If service is less than 10 years, but more than five years, the benefit is prorated. Upon a Change of Control of the Corporation (as defined below), all deferred fees would be paid immediately to these directors.

  A "Change of Control of the Corporation" is defined as: (i) an acquisition (other than from the Corporation) by an individual, entity or a group (excluding the Corporation, an employee benefit plan, or a corporation the stock of which is owned 80% or more by the Corporation's stockholders in substantially the same proportions as their holdings in the Corporation) of beneficial ownership of 20% or more of the Corporation's voting stock; (ii) a change in a majority of the Board of Directors (excluding any persons approved by a vote of at least a majority of the incumbent Board other than in connection with a proxy contest); (iii) the approval by the stockholders of a merger or consolidation (other than a merger or consolidation in which all or substantially all of the stockholders of the Corporation receive 80% or more of the stock of the surviving company); or (iv) a complete liquidation or dissolution of the Corporation or the sale of all, or substantially all, of the assets of the Corporation.

        1996 HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Human Resources Committee of the Board of Directors (the "Committee") is comprised entirely of outside directors, none of whom is a former or current officer or employee of Bankers Trust New York Corporation or its subsidiaries (for purposes of this report, the "Corporation"). Following directly after this report is a discussion of other relationships between these Board members and the Corporation, entitled "Compensation Committee Interlocks and Insider Participation."

  The Committee reviews and approves compensation and benefit plans and policies applicable to senior officers of the Corporation. The Committee determines total compensation for the Chief Executive Officer and other executive officers of the Corporation, and submits such compensation arrangements to the Board for approval.

  During 1995, the Committee met seven times to review and evaluate executive compensation and benefit programs, including information periodically provided to the Corporation by independent compensation and benefit consultants.

  Consistent with the Corporation's philosophy of pay for performance and as more fully discussed below, overall compensation levels for the 1995 Performance Year have been significantly decreased from those paid on the Corporation's earnings for 1994. Total compensation for Charles S. Sanford, Jr., the Chief Executive Officer through December 31, 1995, decreased by more than 20%.

COMPENSATION POLICIES

  On September 21, 1995, Frank Newman became Senior Vice Chairman and a Director of Bankers Trust New York Corporation and subsequently was elected President and Chief Executive Officer, effective October 19, 1995, and January 1, 1996, respectively. In connection with his joining the Corporation, an employment agreement was entered into with Mr. Newman that is described on page 16. The Committee believes that the compensation to be paid to Mr. Newman under the employment agreement is consistent with its policies of attracting the best qualified individuals and aligning executives' interests with shareholders. Since Mr. Newman's compensation is in accordance with his employment agreement, the following discussion does not apply to the amounts paid and equity granted to him during the 1995 Performance Year.

  The Committee's executive compensation policies are designed (a) to attract and retain the best individuals available in each area of global financial services in which the Corporation competes for profits, (b) to motivate and reward such individuals based on corporate, business unit and individual performance, and (c) to align executives' and stockholders' interests through equity-based incentives. In implementing its policies, the Committee evaluates the Corporation's performance usually over a 3 to 5 year period rather than considering a single year when external economic and business conditions may produce results not indicative of management performance. Executive officer pay, including that of the Chief Executive Officer, is determined and administered by the Committee on the basis of total compensation rather than as separate free-standing components.

  In determining each executive officer's total compensation package for the 1995 Performance Year, the Committee began with an evaluation of the Corporation's annual and long term performance compared to a total of nine investment banks and commercial banks (listed on page 17) which are regarded as a peer group of the Corporation (the "Peer Group"). A key determinant of overall levels of compensation is the pay practices of the Peer Group. As part of this process, the Committee considers quantitative as well as qualitative factors without assigning uniform relative weights to them. The Corporation's performance relative to the Peer Group is reviewed using the following factors: level, quality, consistency and growth of earnings, the return on equity, and the total stockholder return. The Committee also considers prevailing economic conditions and business opportunities available to firms in the financial services industry. For the 1995 Performance Year, the Corporation expects that the total aggregate compensation paid to its executive officers will place the Corporation within the 25th to 50th percentile of the Peer Group.

  In arriving at the total compensation levels for the 1995 Performance Year, the Committee evaluated each individual's long-term commitment, as well as contribution to the overall performance of the Corporation. In addition, the Committee took into account such factors as leadership and technical skills, teamwork, recruiting and other management contributions to the Corporation.

  The Committee exercises its judgment in setting an appropriate amount of current cash to equity within each individual's compensation package. The cash to equity ratio of compensation packages for the executive officer group as a whole, for the past several years, has been approximately 2:3. This approach reflects the Committee's commitment to increasing stockholder values through significant management stock ownership.

  For the 1995 Performance Year, the cash to equity ratio was 19:81. This means that of each dollar of total compensation earned by the group in 1995, approximately 81 cents was paid in the form of equity in the Corporation.

  In determining compensation levels for the year, the Committee also took into account the large amount of equity-based compensation paid to the executive officers in prior years. This emphasis on equity-based compensation has had the effect of reducing the overall value of those compensation packages in the years 1994 and 1995.

  In addition, the Committee recognizes that the Corporation's long term success is dependent on its key resource--highly talented individuals--whom it must attract and retain in an extremely competitive environment.

  It is the Committee's policy to maximize the effectiveness, as well as the tax-efficiency, of the Corporation's executive compensation programs. All of the compensation paid by the Corporation in the 1995 Performance Year was deductible under Section 162(m) of the Internal Revenue Code. With regard to future executive compensation actions, the Committee's policy is to maintain flexibility to take actions that it deems to be in the best interests of the Corporation and its stockholders but which may not necessarily qualify for tax deductibility under Section 162(m) or other Sections of the Internal Revenue Code.

COMPENSATION COMPONENTS

  For the 1995 Performance Year, salary continued to represent a relatively low percentage (typically 10-20%) of executive officers' total compensation. Although reviewed annually for appropriateness in the Committee's judgment, salary levels are not ordinarily adjusted each year. Salary levels for the named Executive Officers are determined by the Committee on the basis of what, in its discretion, it deems to be appropriate pay for the responsibilities involved. Salary amounts shown for each named Executive Officer shown in the Summary Compensation Table reflect salary increases effected in February of 1992.

  Partnership Equity Plan Awards are a type of grant made under Section 7 of the Corporation's 1991 Stock Option and Stock Award Plan and Section 7 of the Corporation's 1994 Stock Option and Stock Award Plan (Deferred Stock Awards). Partnership Equity Plan Awards are granted in the form of performance units, the value of which is determined by a quantitative formula directly related to net income of the Corporation. The formula produces a schedule that assigns to performance units a dollar value based on various levels of net income of the Corporation (i.e., the higher the Corporation's net income, the higher the value of that performance year's units).

  At the beginning of the 1995 Performance Year, the Committee reviewed the formula in the context of the Corporation's strategic direction and current business conditions. While the Committee set new performance objectives for the 1995 Performance Year, the Committee did not otherwise alter the formula. Also, based on the sole discretion of the Committee, the number of performance units granted to each participant under the Plan was fixed. In determining the number of units granted for the 1995 Performance Year, the Committee considered each participant's level of responsibility, individual performance and contributions to the long-term success of the Corporation without assigning uniform relative weights to them. The number of units awarded multiplied by the unit value results in a dollar amount that is converted into book-entry shares issued at an annual average price of the Common Stock.

  Under the terms of the Partnership Equity Plan, unit awards are converted at the end of the performance year to book-entry shares and deferred for five years. While deferred, shares are credited with the greater of the equivalent of the quarterly net income or dividend per share of Common Stock; the dividend equivalent portion is paid currently in cash and the balance is deferred into additional Partnership Equity Plan shares. At the end of the deferral period, all shares are distributed in Common Stock.

  Employee Stock Options are generally granted at consistent share levels from year to year without reference to present holdings of unexercised options or appreciation thereon. Individual share grant levels are reviewed annually and are periodically adjusted to reflect a number of factors, including the individual's current responsibilities and contributions to the long term success of the Corporation.

  For compensation planning purposes, stock options are valued at one third of the option exercise price. On June 20, 1995, stock options were granted at an exercise price of $62.1875. In determining total compensation, the Committee values these options at $20.7292, which represents one third of the exercise price.

  Annual Bonus. As discussed above, the Committee uses a total compensation approach in determining appropriate pay levels for each executive officer. At the end of each performance year, the annual bonus award is determined with reference to the factors outlined above and by taking into consideration the value of all other components of the executive's compensation package. Annual bonuses may be paid in cash, stock, or a combination of cash and stock, as determined by the Committee. In the past, annual cash bonuses have represented 20% to 30% of executive officer total compensation. Bonuses are funded from a pool determined by a formula based on annual corporate net income under the Incentive Bonus Plan for Corporate Officers. The Committee fixes specific bonus awards based on its evaluation of an individual's annual performance and contributions to the Corporation. For the 1995 Performance Year, most Executive Officers received restricted stock in lieu of all or a portion of cash bonuses. Because restricted stock was granted in lieu of cash bonuses, the Committee did not consider the amount or terms of the restricted stock already held by the Executive Officers who received restricted stock.

  For the Performance Year 1995, the determinations for bonus awards were made using an expanded evaluation process which included an assessment of the employee's long term performance and commitment to the Corporation. This plan, called "The Equity Participation Plan", provides for a portion of bonus awards to be granted as three-year deferred equity. While deferred, equity awarded earns the quarterly cash equivalent of net income per share on the Corporation's Common Stock (with a minimum payout equal to the dividend) and vests one-third per year.

  Retirement/Separation Agreements--The Corporation has entered into a separation agreement with Mr. Shanks which is described on page 16. The Corporation anticipates it will enter into a retirement agreement with Mr. Sanford and a separation agreement with Mr. Yates in the second quarter of 1996.

1995 CHIEF EXECUTIVE OFFICER COMPENSATION ACTIONS

  Mr. Sanford, who has served as Chairman and Chief Executive Officer since July 1987, relinquished his position as CEO on December 31, 1995 and will retire as Chairman on April 16, 1996. During his tenure, Mr. Sanford made critical contributions to the growth and success of the Corporation as well as created significant shareholder value. Under Mr. Sanford's leadership, Bankers Trust evolved from a traditional commercial bank to a global leader in wholesale financial services.

  Corporate performance for 1995 was below results of most of the Peer Group and less than the Corporation's performance for the prior year. As a result, Mr. Sanford's total compensation was reduced by approximately 20% to approximately $4 million. This amount is expected to place him at or below the 25% percentile in total compensation for CEOs in the Peer Group for 1995.

  Included in Mr. Sanford's total compensation is an annual base salary of $750,000, which has been unchanged since 1992.

  Mr. Sanford's Partnership Equity Plan Award for 1995 is $140,000. As noted above, the formula for the value of awards under this plan is based on corporate net income and performance goals that were established by the Committee at the beginning of the 1995 Performance Year. This compares to his 1994 Award of $591,400 and his 1993 Award of $4,795,000.

  The value of Mr. Sanford's 60,000-share Employee Stock Option award is $1,243,750 (one third of the exercise price multiplied by the number of option shares awarded). Mr. Sanford was granted an equal number of employee stock options in 1994 and 1993.

  On the basis of the $4 million total compensation amount that had been determined by the Committee, and after taking into consideration the above components awarded earlier in the year, the Committee decided to award Mr. Sanford a 1995 bonus, awarded as 28,500 shares of Common Stock valued at $1,852,500 and no cash. Since restricted stock was granted in lieu of cash bonuses, the Committee did not consider the amount or terms of the restricted stock already held by Mr. Sanford.

  The value of all compensation outlined above paid to Mr. Sanford for 1995 was $3,986,250 of which 81% was paid in the form of equity of the Corporation. This amount represents a decrease of over 20% compared to that awarded to him in 1994 and 60% less than that awarded to him for 1993. Not included are his retirement plan benefits or earnings and appreciation on past Partnership Equity Plan Shares.

CONCLUSION

  Through the program described above, a very significant portion of executive officer compensation is linked directly to individual and corporate performance and stock price appreciation. As the Corporation moves forward to create stockholder value for future years, the Committee will continue to monitor and evaluate its strategy for executive officer compensation.

  The Committee believes that it has the responsibility to ensure that the pay practices of the Corporation are internally effective in support of the Corporation's current and long term goals and objectives and are competitive in the marketplace to attract, retain and motivate the talent needed to achieve future success by the Corporation.

                                          The Human Resources Committee

                                          William R. Howell, Chairman
                                          Jon M. Huntsman
                                          Vernon E. Jordan, Jr.*
                                          Hamish Maxwell
                                          Patricia C. Stewart

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Human Resources Committee (the "HR Committee") consists of the following persons: William R. Howell, Jon M. Huntsman, Vernon E. Jordan, Jr., Hamish Maxwell and Patricia C. Stewart, all of whom are non-officer directors and none of whom are employees or former or current officers of the Corporation or its subsidiaries. Mr. Howell, who serves as the Chairman of the HR Committee, is the Chairman of the Board of J.C. Penney Company, Inc. Mr. Sanford, Chairman of the Corporation, is a director of J.C. Penney Company, Inc. but does not serve on its Compensation Committee.

  Three of the directors who are members of the HR Committee and their associates, including affiliates and related interests, are customers of the Corporation and/or subsidiaries of the Corporation and some of these directors and their associates, including affiliates and related interests, are directors or officers of, or investors in, corporations or members of partnerships or have an interest in other entities which are customers of the Corporation and/or such subsidiaries. As such customers, they have had transactions in the ordinary course of business with the Corporation and/or such subsidiaries, including borrowings, all of which were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility.

  During 1995, the law firm of Akin, Gump, Strauss, Hauer & Feld, LLP, of which Vernon E. Jordan, Jr. is a senior partner, performed legal services for a subsidiary of the Corporation, for which that firm was paid its usual and customary fees, and is expected to perform services for a subsidiary in 1996. Hamish Maxwell is also a director of a small business investment company subsidiary of the Corporation and, in accordance with policy, non-officer directors of that subsidiary are permitted to purchase participations in loans and investments of that subsidiary. During 1995, Mr. Maxwell purchased participation interests totaling $58,332 in transactions in which the subsidiary's aggregate investments were approximately $67 million.

--------
* Pursuant to regulations recently enacted under Section 162(m) of the Internal Revenue Code, Mr. Jordan has elected to resign as a member of the Human Resources Committee, effective April 16, 1996.

I. SUMMARY COMPENSATION TABLE ($000 OMITTED)

                                                                              Long Term
                                      Annual Compensation                   Compensation
                         ---------------------------------------------- ---------------------
                                                   Bonus                       Awards
                                     ---------------------------------- ---------------------
                                                                        Restricted             All Other
                                       Cash        Stock                  Stock    Underlying Compensation
      Executive(a)       Year Salary    (b)          (c)        Total   Awards (d)  Options       (e)
      ------------       ---- ------ --------  +  --------  =  -------- ---------- ---------- ------------
Charles S. Sanford,      1995 $750.0 $    2.5     $   96.0     $   98.5  1,840.0     60,000     $  248.8
 Jr. ................... 1994  750.0      7.1        591.4        598.5  2,113.1     60,000        492.8
 Chairman & Chief        1993  750.0  3,021.2      5,094.5      8,115.7      0.0     60,000        301.4
 Executive Officer
Frank N. Newman......... 1995  138.9    500.0        665.0      1,165.0      0.0    100,000        222.2
 President & Chief
 Executive Officer
Joseph A. Manganello,    1995  300.0    352.5        184.3        536.8    129.1     25,000        103.1
 Jr. ................... 1994  300.0    532.1        211.2        743.3    181.1     25,000        199.9
 Executive Vice          1993  300.0    521.2      1,819.4      2,340.6      0.0     25,000        136.5
 President & Chief
 Credit Officer
Eugene B. Shanks, Jr.... 1995  500.0      2.5         82.3         84.8  1,646.3     50,000      2,683.3
 former President        1994  500.0      7.1        506.9        514.0  1,871.6     50,000        379.5
                         1993  500.0  2,521.2      4,366.7      6,887.9      0.0     50,000        214.0
George J. Vojta......... 1995  500.0      2.5         68.6         71.1    794.1     40,000        143.5
 Vice Chairman           1994  500.0      7.1        338.0        345.1    947.9     40,000        318.4
                         1993  500.0  1,121.2      2,911.1      4,032.3      0.0     40,000        214.0
Timothy T. Yates........ 1995  300.0      2.5         68.6         71.1    748.9     40,000        109.1
 Executive Vice          1994  262.5      7.1        338.0        345.1    742.6     40,000        215.2
 President & Chief       1993  250.0    921.2      2,183.3      3,104.5      0.0     30,000        126.5
 Financial Officer
Melvin A. Yellin........ 1995  225.0    352.5        177.4        529.9    193.7     20,000         79.4
 Executive Vice          1994  225.0    757.1        169.0        926.1      0.0     20,000        147.8
 President & General     1993  225.0    795.3      1,455.6      2,250.9      0.0     15,000         95.9
 Counsel

--------
(a) Mr. Sanford relinquished his position as CEO and announced his intention to retire as Chairman, effective December 31, 1995 and April 16, 1996, respectively. Mr. Newman was employed and elected Senior Vice Chairman and director on September 21, 1995, and elected CEO and Chairman, effective January 1, 1996 and April 16, 1996, respectively. Mr. Yellin, who was Senior Vice President and Deputy General Counsel, was elected Executive Vice President and General Counsel, effective January 1, 1996. Mr. Shanks resigned as President, effective October 19, 1995. Mr. Yates resigned as CFO, effective February 5, 1996.
(b) Includes annual bonus and profit-driven benefit payable in cash from the PartnerShare Plan, the Corporation's qualified defined contribution plan. For Mr. Newman, the amount shown represents a signing bonus.
(c) Includes the value of book-entry shares awarded by formula based on corporate earnings under the Partnership Equity Plan. Under the plan, shares vest at the end of the performance year and are deferred for five additional years. While deferred, shares are credited with the greater of the equivalent of the quarterly net income or dividend per share of the Common Stock; the dividend equivalent portion is paid currently in cash and the balance is deferred into additional shares. Dividend equivalents are paid at the same rates as are paid on the Common Stock and are not included in the above totals. No dividend equivalents were paid in 1995 on the 1995 Awards. For Mr. Newman, this column represents 10,000 vested and deferred shares. These shares are deferred for five years and earn an amount similar to those deferred shares under the Partnership Equity Plan. For Messrs. Manganello and Yellin, this column also includes the value of book-entry shares awarded under the Equity Participation Plan as part of the annual bonus. Under this Plan, shares are deferred until December 19, 1998 and vest 1/3 per year. While deferred, shares yield the quarterly cash equivalent of net income per share on the Common Stock (with a minimum payout equal to the dividend).
(d) The number and value of restricted stock holdings at the end of 1995 are:
    Sanford--35,000 shares, value-$2,327,500; Manganello--3,000 shares, value- $199,500, Shanks--31,000 shares, value-$2,061,500; Vojta--15,700 shares, value-$1,044,050; Yates--12,300, value-$817,950. Messrs. Newman and Yellin did not hold any restricted shares at the end of 1995. For these purposes, the stated values of restricted stock holdings are the current market values at December 31, 1995 without giving effect to the diminution of values attributable to the restrictions on such stock. Dividends are paid quarterly on the above restricted stock. All restrictions and forfeiture provisions on the 1995 award and his prior year's award were waived, effective January 29, 1996, for Mr. Shanks.
(e) Includes earnings per share less cash dividends ("net E.P.S. credits") earned on 1992, 1993 and 1994 Partnership Equity Plan Awards and non-elective company contributions to defined contribution plans. For 1995, net E.P.S. credits earned on Partnership Equity Plan Awards and non-elective contributions to defined contribution plans, respectively, for each of the named Executive Officers are as follows: Sanford--$89,800 and $159,000; Newman--$0 and $100,000; Manganello--$34,100 and $69,000;
    Shanks--$74,300 and $109,000; Vojta--$54,500 and $89,000; Yates--$40,100
    and $69,000; and Yellin--$25,400 and $54,000. Net E.P.S. credits on 1995
    Partnership Equity Plan Awards begin in 1996. Does not include life insurance premiums paid under a plan that is available generally to all employees and the annual premium for which is under $25,000 for any one of the named Executive Officers. The amount shown for Mr. Newman represents reimbursement for relocation expenses. Included in Mr. Shanks' amount is a separation package which includes a $1.5 million additional credit to his Additional Capital Accumulation Plan ("ADCAP") account, and a $1,000,000 separation allowance, payable one-half over a twelve month period and one-half as a lump-sum.

II. OPTIONS/SAR GRANTS TABLE

                    OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                        % of
                                        Total
                                       Options                          Potential Realizable Value at
                                       Granted                          Assumed Annual Rates of Stock
                                         to                            Price Appreciation  for Option
                                      Employees                                   Term(/4/)
                           Options    in Fiscal  Exercise  Expiration ---------------------------------
          Name           Granted(/1/)   Year    Price(/2/) Date(/3/)  0%        5%            10%
          ----           ------------ --------- ---------- ---------- --- -------------- --------------
C. Sanford..............    60,000      2.27%    $62.1875   6/21/05     0 $    2,346,750 $    5,946,750
F. Newman...............   100,000      3.78      69.0625   9/21/05     0      4,343,300     11,006,780
J. Manganello...........    25,000      0.94      62.1875   6/21/05     0        977,813      2,477,813
E. Shanks...............    50,000      1.89      62.1875   6/21/05     0      1,955,625      4,955,625
G. Vojta................    40,000      1.51      62.1875   6/21/05     0      1,564,500      3,964,500
T. Yates................    40,000      1.51      62.1875   6/21/05     0      1,564,500      3,964,500
M. Yellin...............    20,000      0.76      62.1875   6/21/05     0        782,250      1,982,250
ALL COMMON
 STOCKHOLDERS(/5/)......       N/A       N/A          N/A       N/A     0  3,092,864,665  7,837,431,745

--------
(1) Stock options granted on 6/20/95 by the Corporation to the Chief Executive Officer and each of the other named Executive Officers other than Mr. Newman, who was granted options on 9/21/95. All option grants other than those for Mr. Newman become exercisable one year after grant. One half of Mr. Newman's options become exercisable one year after grant; the other half become exercisable two years after grant. No SARs were granted during 1995.
(2) The exercise price was equal to the fair market value of the Common Stock on the date of grant. The exercise price may be paid in cash, or by delivery of already-owned shares subject to certain conditions. Tax withholding obligations relating to the exercise may be paid in cash or by offset of the underlying shares, subject to certain conditions.
(3) Nonqualified Stock Options have a term of ten years and one day. Incentive Stock Options have a term of ten years. Both are subject to earlier termination in certain events related to termination of employment.
(4) Total dollar gains based on indicated rates of appreciation over a ten year term. Assumed future prices for each of the above named Executive Officers other than Mr. Newman, for the indicated rates of appreciation of 0%, 5% and 10%, are $62.1875, $101.30 and $161.30, respectively. The assumed future prices for Mr. Newman's options using the same indicated rates of appreciation are $69.0625, $112.50 and $179.13, respectively.
(5) Hypothetical dollar gains on shares of the Common Stock outstanding (less shares held in Treasury) at 12/31/95 for comparison purposes with assumed appreciation in shares subject to options granted on 6/20/95.

III. OPTION EXERCISES AND YEAR END VALUE TABLE

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                  Number of Unexercised     Value of Unexercised
                                                 Options at Fiscal Year     In-the-Money Options
                                                           End             at Fiscal Year End(/2/)
                          Shares      Value     ------------------------- -------------------------
   Name                  Acquired Realized(/1/) Exercisable Unexercisable Exercisable Unexercisable
   ----                  -------- ------------- ----------- ------------- ----------- -------------
C. Sanford..............   4,155    $ 65,454      250,000       60,000    $1,502,500    $258,750
F. Newman...............       0    $      0            0      100,000    $        0    $      0
J. Manganello...........       0    $      0      153,000       25,000    $  788,375    $107,813
E. Shanks...............   2,094    $ 37,169      277,554       50,000    $2,834,821    $215,625
G. Vojta................       0    $      0      217,939       40,000    $1,835,402    $172,500
T. Yates................  51,000    $441,625       70,000       40,000    $        0    $172,500
M. Yellin...............   3,000    $ 51,563       76,192       20,000    $  595,383    $ 86,250

--------
(1) Market value of underlying securities at exercise minus option price.
(2) Market value of underlying securities at year end minus option price. The value of unexercised in-the-money stock options at December 31, 1995, shown above are presented pursuant to SEC rules. The actual amount, if any, realized upon exercise of stock options will depend upon the market value of the Common Stock relative to the exercise price per share of Common Stock of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-market stock options reflected in the table will be realized.

EMPLOYMENT AGREEMENT FOR FRANK N. NEWMAN

  The Corporation, on September 21, 1995, entered into an employment agreement with Frank N. Newman. Under the employment agreement, Mr. Newman received as a signing bonus $500,000 and 100,000 stock options, which options vest in two equal installments on the first and second anniversary of the grant and have an exercise price equal to the market value of the Corporation's Common Stock on the grant date. Mr. Newman also received on December 29, 1995, pursuant to the employment agreement, 10,000 shares of stock under the Partnership Equity Plan and a $100,000 credit to his Additional Capital Accumulation Plan ("ADCAP") under the Corporation's Supplemental Retirement Plan. For 1996 and 1997, Mr. Newman will receive a minimum annual salary of $500,000 in each year, a minimum annual bonus of $2,000,000 and $2,500,000, respectively, as well as 50,000 stock options and 60,000 Partnership Equity Plan units in each year. Mr. Newman will be entitled to the compensation provided by the employment agreement unless he is terminated prior to December 31, 1997, for "gross misconduct," and all of the compensation payable to him under the employment agreement will be paid and all unvested compensation will vest upon occurrence of a "Change of Control of the Corporation" (as defined on page 8). In connection with his employment, the Corporation provided relocation assistance to Mr. Newman and provided him with a car and driver.

SEPARATION AGREEMENTS

  Mr. Shanks resigned his positions as President and a director of the Corporation, effective October 19, 1995. Mr. Shanks, however, will remain an employee of the Corporation until October 31, 1996, and will continue to receive related benefits until that time. In a separation agreement between Mr. Shanks and the Corporation, the Corporation agreed to continue his employment until October 31, 1996, make a $500,000 lump-sum payment and a bonus payment to Mr. Shanks for the 1995 Performance Year, contribute an additional $1,500,000 to his ADCAP account, contribute 10% of his 1995 bonus to his ADCAP account, pay $256,600 as the actuarial value of his accrued benefits under the Supplemental Retirement Plan, and make a payment of $15,000 in lieu of contributions to Mr. Shanks' PartnerShare account under the Corporation's Qualified Employee Benefits Plan. Under the separation agreement, Mr. Shanks' outstanding stock options will remain exercisable for the original terms for which they have been granted, Mr. Shanks' restricted stock became vested on January 29, 1996, and shares awarded to Mr. Shanks under the Partnership Equity Plan will continue to be deferred until the fifth anniversary of the end of the performance year for which they were granted. In return, Mr. Shanks has agreed to keep certain proprietary information confidential, refrain from certain activities that could be detrimental to the Corporation, cooperate in investigations and, for a one-year period ending January 24, 1997, not solicit, directly or indirectly, any employees of the Corporation to work for him or a competitor of the Corporation.

  The Corporation anticipates that it will enter into a retirement agreement with Mr. Sanford and a separation agreement with Mr. Yates during the second quarter of 1996.

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN TO SHAREHOLDER*


                             [GRAPH APPEARS HERE]


                           VALUE OF $100 INVESTMENT
                           ------------------------
                         Bankers Trust    S&P 500       Peer Group
                         -------------    -------       ----------
           December 31,
              1990         100             100             100
              1991         155             130             168
              1992         174             140             210
              1993         209             155             267
              1994         154             157             250
              1995         198             215             388

--------
*See Notes and Sources below
--------
Notes:

 . Total return to shareholders is stock price appreciation of a hypothetical
  $100 investment on December 31, 1990, with all dividends reinvested.
 . Peer Group companies annually weighted based on 1991 through 1995 market capitalization at the beginning of each year.
 . Bankers Trust and Peer Group returns calculated based on dividend reinvestment on payment dates.
 . S&P 500 information obtained from S&P CompuStat Services, Inc.
 . All data as of 12/31/95.
 . Companies in Peer Group are:
   The Bear Stearns Companies Inc.
   The Chase Manhattan Corporation
   Chemical Banking Corporation
   Citicorp
   Merrill Lynch & Co. Inc.
   J.P. Morgan & Co. Incorporated
   Morgan Stanley Group Inc.
   Paine Webber Group, Inc.
   Salomon Inc

Sources:
   Bloomberg Data Service
   The Value Line Investment Survey
   CompuServe Data Service
   Dow Jones Data Service
   Standard & Poor's Stock Guide

LONG TERM INCENTIVE PLANS AND REPRICED OPTIONS

  Since the Corporation does not have a Long Term Incentive Plan, as defined by the Securities and Exchange Commission, and has not repriced any ten year options or stock appreciation rights, these two tables have not been included.

PENSION PLAN

  The following table shows the estimated annual pension benefits payable at normal retirement age to a covered participant, who has attained the earnings and years of service classifications indicated, under the Corporation's tax-qualified defined benefit pension plan ("Pension Plan") and non-qualified supplemental pension plan ("Supplemental Retirement Plan"), based upon compensation that is covered under the plans ("Covered Compensation") and years of service with the Corporation and certain of its subsidiaries credited under the plans ("Credited Service"):

                                            Years of Credited Service
                                  ----------------------------------------------
     Average Final Salary            15       20       25       30    35 or more
     --------------------         -------- -------- -------- -------- ----------
     $125,000.................... $ 39,750 $ 48,500 $ 57,250 $ 66,000  $ 74,750
     $250,000.................... $ 58,500 $ 69,000 $ 79,500 $ 90,000  $100,500
     $375,000.................... $ 72,000 $ 82,500 $ 93,000 $103,500  $114,000
     $500,000.................... $ 85,500 $ 96,000 $106,500 $117,000  $127,500
     $625,000.................... $ 99,000 $109,500 $120,000 $130,500  $141,000
     $775,000.................... $115,200 $125,700 $136,200 $146,700  $157,200
     $900,000.................... $128,700 $139,200 $149,700 $160,200  $170,700

  Benefits under the Supplemental Retirement Plan are provided for Messrs. Sanford, Shanks and Vojta, all of whom are currently employed by the Corporation. Benefits shown above are computed as a single-life annuity and are not subject to deduction for Social Security or other offset amounts. A participant's Covered Compensation is his or her average final salary. "Average Final Salary" under the Pension Plan is the average annual salary, as reported in the Summary Compensation Table, during the 60 consecutive calendar months in the last 120 calendar months of a participant's Credited Service yielding the highest average annual salary (subject to certain limitations on salary under the Internal Revenue Code with respect to tax-qualified plans). Average Final Salary is determined under the Supplemental Retirement Plan in the same manner as under the Pension Plan, except that the lesser of a participant's annual salary or annual cash bonus (as reported in the Summary Compensation Table) is used to calculate such average and a participant's salary is not subject to the limitations under the Internal Revenue Code. Covered Compensation does not include any other compensation included in the Summary Compensation Table. Credited Service under the Pension Plan is the number of years and months worked for the Corporation and certain of its subsidiaries after attaining age 21 and completing one year of service and is limited to 35 years. Credited Service under the Supplemental Retirement Plan only includes service from January 1, 1990.

  As of December 31, 1995, the years of Credited Service for Messrs. Manganello, Sanford, Shanks, Vojta, Yates and Yellin under the Pension Plan, in which each is fully vested (in completed years), was 33, 33, 19, 10, 23 and 19, respectively. Messrs. Sanford, Shanks and Vojta had six years of Credited Service under, and are fully vested in, the Supplemental Retirement Plan. Covered Compensation for Messrs. Manganello, Sanford, Shanks, Vojta, Yates and Yellin as of the end of 1995 was $300,000, $750,000, $500,000, $500,000,
$300,000 and $225,000, respectively, except that, with respect to the Pension Plan, compensation was limited under the Internal Revenue Code to $150,000. In connection with his separation agreement, Mr. Shanks received a payment of $256,000 representing the actuarial value of his accrued benefits under the Supplemental Retirement Plan. Mr. Newman will become eligible for pension benefits following one year of service with the Corporation.

PART II. RATIFICATION OF APPOINTMENT OF THE INDEPENDENT AUDITOR

  The Board of Directors, upon the recommendation of its Audit Committee, comprised solely of non-officer directors, which reviewed the professional competence of the firm and its audit program, has appointed Ernst & Young, certified public accountants, as the independent auditor for 1996, subject to stockholder approval. Since 1987, this firm or its predecessor, Arthur Young & Company, has served as the independent auditor for the Corporation and its principal subsidiary, Bankers Trust Company.

  Representatives of Ernst & Young will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  Ratification of the appointment of Ernst & Young as the independent auditor would require an affirmative vote of a majority of the votes cast by the holders of the Common Stock at the Annual Meeting.

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE STOCKHOLDERS RATIFY THE APPOINTMENT OF ERNST & YOUNG AS THE INDEPENDENT AUDITOR FOR 1996. THIS IS IDENTIFIED AS ITEM 2 ON THE ENCLOSED PROXY CARD.

PART III. STOCKHOLDER RESOLUTIONS

  The Corporation has been informed by certain stockholders that they plan to submit resolutions at the Annual Meeting. The Board of Directors and Management believe that adoption of these resolutions is not in the best interests of the Corporation and recommend a vote AGAINST each of them. An affirmative vote of a majority of the votes cast by holders of the Common Stock at the Annual Meeting would be required for the adoption of these resolutions, which are set forth below:

  STOCKHOLDER PROPOSAL RELATING TO POLITICAL PRACTICES

  The Corporation has been informed by Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue N.W., Suite 215, Washington, DC 20037, the owner of 100 shares, that she intends to introduce the following resolution:

  RESOLVED: That the stockholders of Bankers Trust New York Corporation assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political nonpartisanship. To this end the following practices are to be avoided:

    (a) The handing of contribution cards of a single political party to an employee by a supervisor.

    (b) Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

    (c) Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

    (d) Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

    (e) Placing a preponderance of contribution cards of one party at mail station locations.

  REASONS: The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclinations. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (not Bankers Trust).

  Last year, the owners of 1.9 million shares, representing approximately 3.1% of shares voting, voted FOR this proposal.

  If you AGREE, please mark your proxy FOR this resolution.

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE STOCKHOLDERS VOTE AGAINST THIS PROPOSAL, WHICH IS IDENTIFIED AS ITEM 3 ON THE ENCLOSED PROXY CARD, FOR THE FOLLOWING REASONS:

  POSITION OF THE BOARD OF DIRECTORS AND MANAGEMENT

  The Corporation operates a political action committee, supported by the voluntary contributions of its senior officers, through which donations are made on a non-partisan basis to a political party, candidates or industry trade association political action committees that best represent the Corporation's business views. The Bankers Trust Political Action Committee (the "P.A.C."), administered by five officers representing a cross-section of the firm, was established in 1978 under federal law and is registered with the Federal Election Commission. Participation in the P.A.C. is strictly voluntary; solicitation of contributions is made by the Committee through direct mailings to senior officers who, should they wish to contribute to the P.A.C., may enroll either by authorizing payroll deductions or making a check payable to the Bankers Trust P.A.C. Except with respect to periodic reports filed with the Federal Election Commission and the New York State Board of Elections, contributions to the P.A.C. are strictly confidential. It is the position of the Board of Directors and Management that, since the Corporation does not engage in any of the activities contained in proponent's proposal, proponent's proposal is superfluous and does not warrant consideration by the stockholders. Accordingly, the Board of Directors and Management recommend a vote AGAINST this proposal.

  STOCKHOLDER PROPOSAL RELATING TO CUMULATIVE VOTING

  Mr. John J. Gilbert and Mrs. Margaret R. Gilbert, of 29 East 64th Street, New York, NY 10021-7043, who own 108 shares and 200 shares, respectively, have stated their intention to submit the following resolution:

  RESOLVED: That the stockholders of Bankers Trust New York Corporation, assembled in annual meeting in person and by proxy, hereby request the Board of Directors to take the steps necessary to provide for cumulative voting in the election of directors, which means each stockholder shall be entitled to as many votes as shall equal the number of shares he or she owns multiplied by the number of directors to be elected, and he or she may cast all of such votes for a single candidate, or any two or more of them as he or she may see fit.

  REASONS: Continued strong support along the lines we suggest were shown at the last annual meeting when 12,253,423 shares, approximately 19.1%, were cast in favor of this proposal.

  A law enacted in California provides that all state pension holding, as well as state college funds, invested in shares must be voted in favor of cumulative voting proposals, showing increasing recognition of the importance of this democratic means of electing directors.

  The National Bank Act provides for cumulative voting. Unfortunately, in many cases companies get around it by forming holding companies without cumulative voting. Banking authorities have the right to question the capability of directors to be on banking boards. Unfortunately, in many cases authorities come in after and say the director or directors were not qualified. We were delighted to see that the SEC has finally taken action to prevent bad directors from being on the boards of public companies.

  We think cumulative voting is the answer to find new directors for various committees. Additionally, some recommendations have been made to carry out the CERES 10 points. The 11th should be, in our opinion, having cumulative voting and ending the stagger system of electing directors.

  When Alaska became a state it took away cumulative voting over our objections. The Valdez oil spill might have been prevented if environmental directors were elected through cumulative voting. Also, the huge derivative losses might have been prevented with cumulative voting.

  Many successful corporations have cumulative voting. For example, Pennzoil having cumulative voting defeated Texaco in that famous case. Another example is IngersollRand, which has cumulative voting and won two awards. In FORTUNE magazine it was ranked second in its industry as "America's Most Admired Corporations" and the WALL STREET TRANSCRIPT noted "on almost any criteria used to evaluate management, IngersollRand excels." Also, in 1994 and 1995 they raised their dividend.

  In the recent Lockheed-Martin merger and at a special meeting of VWR Corporation on the issuance of new shares of EM Laboratories, a clause was put in that if any one has 40% of the shares cumulative voting would apply. We believe that Bankers Trust should follow these examples.

  If you agree, please mark your proxy FOR; if you disagree mark AGAINST.
  NOTE: PROXY OR PROXIES NOT MARKED WILL NOT BE VOTED FOR THIS RESOLUTION.

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE STOCKHOLDERS VOTE AGAINST THIS PROPOSAL, WHICH IS IDENTIFIED AS ITEM 4 ON THE ENCLOSED PROXY CARD, FOR THE FOLLOWING REASONS:

  POSITION OF THE BOARD OF DIRECTORS AND MANAGEMENT

  Cumulative voting proposals for the election of directors have been rejected in the past by the Corporation's stockholders. The Board of Directors and Management continue to oppose this proposal because of the potential abuse and the history of the use of cumulative voting by those with special interests not common to stockholders generally. The size and diversity of the Corporation require a cohesive group of directors able to work together effectively for the benefit of all stockholders. Cumulative voting could result in the election of directors who are partisans of a particular group with special interests possibly inimical to the best interests of the Corporation and its stockholders. Accordingly, the Board of Directors and Management recommend a vote AGAINST this proposal.

  STOCKHOLDER PROPOSAL ON REGULATION AND SUPERVISION OF FINANCIAL INSTITUTIONS
   AND MARKETS IN DEVELOPING COUNTRIES

  Two stockholders, The Sisters of Charity of Saint Vincent de Paul of New York, Mount St. Vincent-on-Hudson, 6301 Riverdale Avenue, Bronx, NY 10471, owners of 100 shares, and The Missionary Oblates of Mary Immaculate, the "Society of Oblate Fathers for Missions among the Poor", 8818 Cameron Street, Silver Spring, MD 20910-4113, owners of 1,000 shares, have stated their intention to submit the following resolution:

  WHEREAS in 1994, the World Bank estimated total external debt of the developing world was $1.9 trillion, 7 percent greater than in 1993. At the end of 1992, commercial banks held 26.3 percent of total outstanding long term debt to all developing countries, a 9 percent drop from only three years earlier. By the end of 1994, approximately $190 billion or 85 percent of all International debt owed to commercial banks had been restructured due to the inability of these countries to repay the loans.

  WHEREAS U.S. financial institutions play a crucial role by providing policy advice and by gathering resources for International loans to businesses.

  WHEREAS the growth and integration of global capital markets have created both opportunities and new risks for financial institutions. However, the developments in the Mexican economy, particularly the devaluation of the peso, during the past year and the repercussions of that crisis have led many Investors to question the stability of the financial system there and in other emerging markets.

  WHEREAS we believe development and publication of concrete and appropriate safeguards, standards, transparency and systems are necessary to reduce potential risks such as those which occurred in Mexico.

  WHEREAS the G-7 Finance Ministers and Central Bank Governors have called for the development and "further enhancement of concrete international understandings, where necessary and appropriate, on the safeguards, standards, transparency, and systems necessary to reduce potential risks." (The Halifax Summit Review of the International Financial Institutions, Background Document, 6/16/95)

  WHEREAS the G-7 Economic Summit in Halifax in June 1995 stated that "closer international cooperation in the regulation and supervision of financial institutions and markets is essential to safeguard the financial system and prevent an erosion of prudential standards. We urge:

    --a deepening of cooperation among regulators and supervisory agencies to ensure an effective and integrated approach, on a global basis, to developing and enhancing the safeguards, standards, transparency and systems necessary to monitor and contain risks;

    --continued encouragement to countries to remove capital market restrictions, coupled with strengthened policy advice from international financial institutions on the appropriate supervisory structures;

    --finance ministers to commission studies and analysis from the international organizations responsible for banking and securities regulations and to report on the adequacy of current arrangements, together with proposals for improvement where necessary, at the next Summit." (G-7 Economic Communique Text, Halifax, June 1995)

  RESOLVED: the shareholders request the Board of Directors to endorse and work to implement the efforts of the G-7 Ministers to safeguard the financial system and prevent an erosion of prudential standards by encouraging greater international cooperation in the regulation and supervision of financial institutions and markets.

                             Statement of Support

  Prudential standards are essential to protect the bank, its shareholders, the financial community, and the people of developing countries, to assess the potential risk of failed ventures to the global financial system and to safeguard the poor from bearing a disproportionate share of the burden from failed enterprises.

  THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND THAT THE STOCKHOLDERS VOTE AGAINST THIS PROPOSAL, WHICH IS IDENTIFIED AS ITEM 5 ON THE ENCLOSED PROXY CARD, FOR THE FOLLOWING REASONS:

  POSITION OF THE BOARD OF DIRECTORS AND MANAGEMENT

  Developments in international financial markets over the past year and a half, including the storm weathered by emerging markets in 1995 and the significant banking problems in Japan, have resulted in significant lessons for governments, regulators and the financial community.

  Central banks, financial institutions and regulatory bodies around the world are working already to improve information flows and developing adequate risk management systems. Countries that want to attract international investment and avoid volatile and costly portfolio shifts are moving to address the principles of full disclosure, fair markets, surveillance and enforcement, and setting standards for training and development of banking personnel. Central banks and regulatory bodies have stepped up their attention to international financial issues and emerging markets, in particular.

  Most developing countries still have too little indigenous risk capital and so must look abroad. Investors, however, evaluate countries on the basis of risk adjusted investment returns and providing an economic, political and regulatory backdrop that holds out reasonable prospects for such returns has become a principal task of most economies.

  Emerging economies are not alone in restructuring their political and economic policies. Major restructuring in Europe, Japan and even in the US is underway. Indeed, financial markets have been quick to reward any progress toward market-driven solutions and practices. The most efficient allocation of international financial flows, therefore, will be determined on the basis of economic performance of countries, industries and companies.

  Accordingly, the Board of Directors and Management recommend a vote AGAINST this proposal.

PART IV. OTHER MATTERS

  Management does not know of any other matters that may be presented. If other matters should properly come before the Annual Meeting, or adjournments thereof, it is the intention of the persons named in the enclosed proxy to vote the stock represented by them in accordance with their best judgment pursuant to the discretionary authority included in the proxy.

  The cost of soliciting proxies will be paid by the Corporation. In addition to solicitation by mail, proxies may be solicited personally or by telephone, telegram or telecopier by regular employees of the Corporation and its subsidiaries. Brokerage houses and other custodians, nominees and fiduciaries will be requested to forward soliciting material to their principals and the Corporation will reimburse them for the expense of doing so. Kissel-Blake Inc., New York, New York, has been retained to aid in the solicitation of proxies for a fee of $17,500 plus out-of-pocket expenses.

  Any stockholder executing the enclosed form of proxy may revoke it at any time before it is exercised. A proxy may be revoked by delivering to the Corporation a written revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Where the stockholder specifies a choice with respect to any matter to be acted upon, the shares represented by the proxy will be voted in accordance with such specifications. If not otherwise specified in the proxy, the shares will be voted in the election of directors for the nominees listed in Part I, for ratification of the appointment of the independent auditor, as described in Part II, and will be voted against each of the stockholder proposals described in Part III. If a duly executed proxy card is not returned, the shares cannot be voted except by voting in person or by a duly executed proxy presented at the Annual Meeting.

  STOCKHOLDER PROPOSALS FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS

  A stockholder proposal must be received by the Corporation by November 20, 1996 to be eligible for inclusion in the Proxy Statement for the 1997 Annual Meeting of Stockholders.

                                          By order of the Board of Directors

                                          /s/ JAMES T. BYRNE, JR.

                                          JAMES T. BYRNE, JR.
                                          Secretary

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